Exhibit 3.7

STATE OF NEVADA
BARBARA K. CEGAVSKE Secretary of State		KIMBERLEY PERONDI Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

December 4, 2018
Job Number:	C20181205-0514
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Documents Number(s)	Description	Number of Pages
2018053615-03	Amendment	1 Pages/1 Copies

Respectfully, Barbara K. Cegavske Secretary of State

Certified By: Denise Repp
Certificate Number: C20181205-0514

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4201
Telephone (775) 684-5708
Fax (775) 684-7138

*090204*

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20180523615-03
Barbara K. Cegavske Secretary of State	Filing Date and Time 12/04/2018 8:07 AM
State of Nevada	Entity Number C29353-2001

USE BLACK lNK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

earth life sciences inc.

2. The articles have been amended as follows: (provide article numbers, if available)

ARTICLE THREE: THE NUMBER OF SHARES THE CORPORATION IS AUTHORIZED TO ISSUE SHALL BE FIVE HUNDRED MILLION (500,000,000) AT A PAR VALUE OF $0,001.

3. The vote by which the stockholders holding shares in the corporation entitling; them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 84%

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 1-5-15